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                                                                     EXHIBIT 5.1

                                 Vinson&Elkins

                                ATTORNEYS AT LAW

                             VINSON & ELKINS L.L.P.
                             2300 FIRST CITY TOWER
                               1001 FANNIN STREET
                           HOUSTON, TEXAS 77002-6760
                            TELEPHONE (713) 758-2222
                               FAX (713) 758-2346

Ladies and Gentlemen:

   We have acted as counsel for Goodrich Petroleum Corporation, a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering the registration of 10,103,727 shares of common stock, par value $.20 per share, of the Company (the "Shares") on behalf of the selling stockholders named in the Registration Statement.

   We have solely examined originals, or copies certified or otherwise identified to our satisfaction, of the (a) Amended and Restated Certificate of Incorporation of the Company, as amended, (b) pertinent resolutions of the Board of Directors and committees thereof of the Company, and (c) certificates or letters of the Company and others for the purpose of this opinion. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. As to questions of fact material to this opinion, we have relied, to the extent we deemed such reliance appropriate, without investigation, on the certificates and letters referred to above.

   Based upon the foregoing, we are of the opinion that the Shares have been validly authorized and issued and are fully paid and nonassessable.

   This opinion is limited in all respects to the Constitution of the State of Delaware and the Delaware General Corporation Law, as interpreted by federal courts and the courts of the State of Delaware.

   We hereby consent to the statements with respect to us under the heading "Validity of Securities" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act or the rules and the regulations of the Securities and Exchange Commission issued thereunder.

                                          Very truly yours,

                                          /s/ Vinson & Elkins L.L.P.

                                          Vinson & Elkins L.L.P.